EXHIBIT 99.4

PLIANT CORPORATION
Reconciliation of loss from continuing operations before income taxes and EBITDA(R) or Segment Profit

	3 Months Ended	3 Months Ended	6 Months Ended	6 Months Ended
Amounts in $ millions	June 30, 2007	June 30, 2006	June 30, 2007	June 30, 2006

Loss from continuing operations before income taxes	$(5.9)	$(14.0)	$(17.7)	$(73.6)

Add back:
Depreciation and amortization	11.5	10.0	23.1	20.0
Interest	21.0	20.5	42.1	40.6
Restructuring and other costs	0.5	—	1.9	0.1
Reorganization costs	0.4	10.3	0.7	63.8
Other operating costs	—	—	1.1	—
EBITDA(R) or Segment profit	$27.5	$26.8	$51.2	$50.9